UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2009

Kewaunee Scientific Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-5286	38-0715562
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2700 West Front Street

Statesville, NC 28677

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (704) 873-7202

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2009, Patrick L. McCrory was elected to the Board of Directors of Kewaunee Scientific Corporation (the “Company”), as a Class III director with a term expiring in 2010, by a vote of the members of the Board of Directors. Mr. McCrory was also appointed to the Audit Committee and the Financial/Planning Committee of the Board of Directors. A copy of the Company’s press release issued on May 27, 2009, relating to the foregoing, is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 27, 2009, the Company amended Section 5.02 of the Bylaws of the Company to increase the number of directors on the Company’s Board of Directors from eight (8) to nine (9). A copy of the Company’s Bylaws, as amended, is filed as Exhibit 3 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3	Bylaws of the Company, as amended May 27, 2009

99.1	Press Release of Kewaunee Scientific Corporation dated May 27, 2009

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 27, 2009

Kewaunee Scientific Corporation

By:	/s/ D. Michael Parker
D. Michael Parker Senior Vice President, Finance and Chief Financial Officer

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